Exhibit 99
DCB FINANCIAL CORP ANNOUNCES
COST CONTROL INITIATIVES
LEWIS CENTER, Ohio, November 10 — DCB Financial Corp, (OTC Bulletin Board: DCBF, the “Corporation”), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced the implementation of certain cost control initiatives aimed at reducing overall operating expenses and improving its efficiency ratio.
The main components of the current cost control initiatives consist of a voluntary early retirement program for certain qualifying employees, and a reduction in force aimed at consolidating responsibilities where appropriate. The company expects to recognize annualized salary and benefit costs by over $1.0 million with these initiatives. The Bank is also changing hours of operations at certain locations to better align the hours of operation with actual customer use.
Interim President and Chief Executive Officer David Folkwein explained, “Over the last two years we have continued to commit significant resources to addressing credit quality issues. Those actions and the reduction in quality lending opportunities in the current economy have resulted in a reduction in our loan portfolios. Management has also implemented strategies to systematically reduce total assets, as appropriate, which fell from $715 million in September 2009 to $615 million at the end of the third quarter 2010. The ongoing review of our staffing needs, and the implementation of the referenced initiatives, will help us align our required resources to the size appropriate for the Corporation at the present time.”
Mr. Folkwein continued, “We understand these moves may be difficult, however, these initiatives were taken only after careful analysis and consideration, and are appropriate, and consistent with Management’s responsibility to our shareholders. The Board and Management both recognize the need to reduce expenses in light of our business plan and economic conditions.”
The Board and Management of the Corporation will continue to consider and to introduce and implement, where appropriate, other expense reduction and revenue generation initiatives to assist the Corporation in addressing its needs and respond to current economic conditions. The Corporation has engaged Keefe, Bruyette & Woods to provide analysis and assistance related to its financial statement composition, cost controls and to analyze capital opportunities.

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 18 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2009 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.